UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2026

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 906-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SAR	New York Stock Exchange
8.00% Notes due 2027	SAJ	New York Stock Exchange
8.125% Notes due 2027	SAY	New York Stock Exchange
8.50% Notes due 2028	SAZ	New York Stock Exchange
7.50% Notes due 2031	SAV	New York Stock Exchange
8.00% Notes due 2031	SAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 8, 2026, Saratoga Investment Corp. (the “Company”) and its wholly owned financing subsidiary, Saratoga Investment Funding II LLC (“SIF II” or the “Borrower”), entered into the First Amendment to the Credit and Security Agreement (the “Amendment” and as amended by the Amendment, the “Credit Agreement”), by and among SIF II, as borrower, the Company, as collateral manager and as equityholder, the lenders parties thereto, Valley National Bank, as administrative agent, and U.S. Bank Trust Company, National Association, as collateral agent, and collateral administrator (the “Valley Credit Facility”). The Amendment, among other things: (i) increases the borrowings available under the Valley Credit Facility from $85.0 million to $110.0 million; (ii) increases the amount whereby SIF II, during the first two years following the closing date, is permitted to request one or more increases in the commitment amount from $100.0 million to $135.0 million, subject to certain terms and conditions and a customary fee; (iii) provides that the Advance Rate (as defined in the Credit Agreement) with respect to Unitranche Loans (as defined in the Credit Agreement) will not exceed 70%; (iv) increases the aggregate amount by which the total of the Borrowing Base Value of all Collateral Loans may be concentrated in the healthcare industry from 25.0% to 35.0% of Aggregate ECA Value (each as defined in the Credit Agreement); (v) increases the aggregate amount by which the total of the Borrowing Base Value of all Collateral Loans which are made to the three largest Obligors (as defined in the Credit Agreement) from 30.0% to 35.0% of Aggregate ECA Value; and (vi) amends the definition of “Key Person” to replace Henri Steenkamp with Christine Ramdihal.

The foregoing description is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Credit and Security Agreement, dated as of October 8, 2026, by and among Saratoga Investment Funding II, LLC, as borrower, Saratoga Investment Corp., as collateral manager and equityholder, the lenders parties thereto, Valley National Bank, as administrative agent, and U.S. Bank Trust Company, National Association, as collateral agent, and collateral administrator.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: October 9, 2026	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

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